EXHIBIT 99

For Immediate Release

Thursday, April 12, 2007

Contact:	David G. Ratz, Executive Vice President
(740) 286-3283

Oak Hill Financial Reports 1st Quarter Results

Jackson, Ohio -- Oak Hill Financial, Inc. (NASDAQ GS: OAKF) today reported net earnings for the three months ended March 31, 2007 of $2,613,000, or $0.48 per diluted share. The first quarter 2007 earnings compare to the $3,494,000, or $0.62 per diluted share, in net earnings that the company recorded for the quarter ended March 31, 2006.

The company’s total assets ended the first quarter of 2007 at $1.29 billion, an increase of 3.7% over the $1.25 billion in total assets recorded at March 31, 2006. Net loans at March 31, 2007 were $1.03 billion, up 1.3% over the $1.02 billion in net loans at March 31, 2006.

Reviewing the first quarter of 2007, Oak Hill Financial President and CEO R.E. Coffman, Jr. said, “The first quarter was consistent with our expectations. Although earnings are not yet where we want them to be, we believe that we’re moving in the right direction. We’re making progress on the net interest margin and, after no growth in 2006, we had moderate loan growth in the first quarter, led by a strong increase in commercial real estate and construction loans. In addition, we have put considerable emphasis on controlling operating expenses, and indeed expenses were significantly improved from the fourth quarter. We are also pleased with the growth in our core deposits, which were up across the board.”

“Asset quality and the net interest margin remain top priorities,” Coffman added. “We have remained conservative in our loan pricing and underwriting, and that has impacted our loan growth somewhat. As we’ve said before, we will not sacrifice the margin or credit quality for the sake of growth. On the liability side, we’ve continued to hold our time deposit rates down while at the same time pursuing lower-cost core deposits.”

Looking forward, Coffman stated, “Going into 2007, for a number of reasons we expected the early part of the year to be the most challenging, and we are optimistic about our prospects for improved performance as the year progresses. We continue to focus on our non-performing and classified loans and to pursue multiple avenues for improvement in this area. We have a good pipeline for commercial and commercial real estate loans, and we are seeing the results of our upgraded sales training and management program.”

Key Issue Review and Outlook

Net Interest Margin– Net interest margin for the first quarter was 3.24%, which was within management’s expected range. The first quarter 2007 net interest margin compares to the 3.48% recorded in the first quarter of 2006 and the 3.27% posted for the fourth quarter of 2006. While the net interest margin continues to be affected by the yield curve and aggressive competitive pricing in the company’s market areas, the company has maintained a disciplined approach to both loan and deposit pricing. Also, the low point for the margin during the first quarter occurred in January, with moderate improvement in February and March. Downward pressure on the net interest margin is expected to mitigate in the coming periods, in particular because the company will have substantially less older, lower-cost time deposits repricing to higher rates than in prior quarters.

Operating Expenses– Non-interest expenses were 2.63% of average assets for the first quarter of 2007, down from 2.70% for the first quarter of 2006 and 2.90% for the fourth quarter of 2006. On a linked-quarter basis, operating expenses declined $738,000 due to decreases in compensation and benefits and various miscellaneous expenses. The company’s efficiency ratio for the first quarter of 2007 was 63.8%, as compared to 60.1% in the first quarter of 2006, and an improvement from the 69.5% posted in the fourth quarter of 2006.

Non-Interest Income– Non-interest income from operations, including gain on sale of loans, was $2.8 million in the first quarter, as compared to $3.3 million in the first quarter of 2006 and $3.0 million in the fourth quarter of 2006. The linked-quarter change was the result of a seasonal decrease in service charges on deposits, loss on the sale of other real estate owned (OREO), and a decline in mortgage origination income. These were partially offset by increases in insurance and investment commissions, gain on sale of loans, gain on investment securities transactions, and lower amortization of mortgage servicing rights, which the company accounts for as an increase in other non-interest income.

Asset Quality– At the end of the first quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 1.36% and 1.31%, respectively, as compared to the 1.31% and 1.48%, respectively, recorded at December 31, 2006. The improvement in the nonperforming assets ratio was due primarily to the sale of $3.0 million of OREO property during the first quarter.

As previously reported, the largest of the company’s nonperforming loans is a commercial real estate loan with a balance of $5.0 million. The largest remaining OREO property is valued at $1.5 million. There were no other nonperforming loans or assets in excess of $750,000.

The company’s net charge-offs (non-annualized) were 0.04% of total loans for the quarter, as compared to 0.45% in the fourth quarter of 2006 and 0.01% in the first quarter of 2006. The company expects net charge-offs for the full year 2007 to be in line with its historical range of 0.20% to 0.25% annually.

Consistent with generally accepted accounting principles and regulatory guidelines, the company uses various formulas to determine its allowance for loan and lease losses (ALLL). The methodology takes into consideration charge-offs as well as the rated quality of the company’s loans based on loan review grades and the types and amounts of loans comprising the portfolio, while allowing some discretion by management to make adjustments based on near-term economic conditions. Management’s most recent analysis of the above factors indicated that an ALLL/total loans ratio of 1.25% was appropriate at March 31, 2007.

Asset/Loan Growth– Oak Hill Financial’s total assets increased at a 5.2% annual rate from December 31, 2006 to March 31, 2007, while net loans grew at an annualized 3.5%. Although the company maintained a conservative approach to pricing interest-bearing deposits, total deposits nonetheless increased on a linked-quarter basis at an annualized 8.1% as the company had moderate or strong growth in all core deposit categories.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiary, Oak Hill Banks, operates 37 full-service banking offices and one bank loan production office in 16 counties across southern and central Ohio. A second subsidiary, Oak Hill Financial Insurance Agency, provides group health plans, property and casualty insurance, benefits administration, and other insurance services to business and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company’s current condition and management’s understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company’s future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 12, 2007 Press Release

	At or For the Three Months Ended
	March 31,
(In thousands)	2007	2006

SUMMARY OF FINANCIAL CONDITION

Total assets	$1,292,047	$1,246,229
Interest-bearing deposits and federal funds sold	17,869	1,693
Investment securities	148,947	136,066
Loans receivable – net	1,030,180	1,017,074
Deposits	961,787	980,654
Federal Home Loan Bank advances and other borrowings	232,688	167,169
Stockholders’ equity	92,809	94,234

SUMMARY OF OPERATIONS (U.S. GAAP)

Interest income	$20,913	$18,971
Interest expense	11,645	9,280
Net interest income	9,268	9,691
Provision for losses on loans	543	200
Net interest income after provision for losses on loans	8,725	9,491
Gain on sale of loans	147	209
Commission income	816	820
Other non-interest income	1,832	2,258
General, administrative and other expense	8,288	8,249
Earnings before federal income taxes	3,232	4,529
Federal income taxes	894	1,285
Federal new markets tax credit	(275)	(250)
Net earnings	$2,613	$3,494

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 12, 2007 Press Release

	At or For the Three Months Ended
	March 31,
(In thousands, except share data)	2007	2006

PER SHARE INFORMATION (U.S. GAAP)

Basic earnings per share (1)	$0.49	$0.63
Diluted earnings per share (2)	$0.48	$0.62
Dividends per share	$0.21	$0.19
Book value per share	$17.38	$17.00

OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (3)

Return on average assets	0.83%	1.14%
Return on average equity	11.51%	15.03%
Non-interest expense to average assets	2.63%	2.70%
Net interest margin (fully-taxable equivalent)	3.24%	3.48%
Total allowance for losses on loans to non-performing loans	92.11%	56.61%
Total allowance for losses on loans to total loans	1.25%	1.33%
Non-performing loans to total loans	1.36%	2.35%
Non-performing assets to total assets	1.31%	2.01%
Net charge-offs to average loans (actual for the period)	0.04%	0.01%
Net charge-offs to average loans (annualized)	0.16%	0.06%
Equity to assets at period end	7.18%	7.56%
Efficiency ratio	63.79%	60.14%

(1)	Based on 5,324,538 and 5,567,489 weighted-average shares outstanding for the three months ended March 31, 2007 and 2006, respectively.
(2)	Based on 5,393,842 and 5,667,373 weighted-average shares outstanding for the three months ended March 31, 2007 and 2006, respectively.
(3)	Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 12, 2007 Press Release

	At March 31,
(In thousands, except share data)	2007	2006

SUPPLEMENTAL DETAIL

BALANCE SHEET – ASSETS

Cash and cash equivalents	38,958	25,804
Trading account securities	10,141	–
Securities available for sale	137,287	132,453
Securities held to maturity	1,519	3,613
Other securities	8,078	7,734
Total securities	157,025	143,800
Total cash and securities	195,983	169,604
Loans and leases held for investment (1)	1,039,881	1,027,188
Loans and leases held for sale (1)	68	100
Total loans and leases (1)	1,039,949	1,027,288
Allowance for losses on loans	13,063	13,706
Goodwill	7,935	7,935
Other intangible assets	2,895	3,784
Total intangible assets	10,830	11,719
Mortgage servicing rights	3,294	3,492
Purchased credit card relationships	–	–
Other real estate owned	2,699	865
Bank owned life insurance	13,571	13,098
Other assets	38,784	33,869
Total assets	1,292,047	1,246,229

BALANCE SHEET – LIABILITIES

Deposits	961,787	980,654
Borrowings	209,688	144,169
Other liabilities	4,755	4,164
Total liabilities	1,176,230	1,128,987
Redeemable preferred stock	–	–
Trust preferred securities	23,000	23,000
Minority interests	8	8
Other mezzanine level items	–	–
Total mezzanine level items	23,008	23,008
Total liabilities and mezzanine level items	1,199,238	1,151,995

BALANCE SHEET – EQUITY

Preferred equity	–	–
Common equity	92,809	94,234
MEMO ITEM: Net unrealized loss on securities
available for sale, net of tax	(110)	(548)
End of period shares outstanding (2)	5,338,793	5,544,751
Options outstanding	390,933	464,533
Treasury shares held by the Company	535,841	329,883

(1)	Data is net of unearned interest, gross of allowance for losses on loans
(2)	Excludes treasury shares

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 12, 2007 Press Release

	At or For the Three Months Ended
	March 31,
(In thousands, except share data)	2007	2006

SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?	No	Yes
Number of shares to be repurchased in plan(1)	N/A	278,000
Number of shares repurchased during the period(1)	N/A	74,455
Average price of repurchased shares(1)	N/A	$32.02

INCOME STATEMENT

Interest income	20,913	18,971
Interest expense	11,645	9,280
Net interest income	9,268	9,691
Net interest income (fully-taxable equivalent)	9,626	10,074
Provision for losses on loans	543	200
Non-recurring expense:
Merger-related expenses	–	–
Trading account income	–	–
Foreign exchange income	–	–
Trust income	–	–
Commission income	816	820
Service charges on deposits	1,230	1,207
Gain on sale of loans	147	209
Gain on investment securities transactions	138	139
Other non-interest income	464	912
Total non-interest income	2,795	3,287
Employee compensation and benefits	4,497	4,300
Occupancy and equipment expense	1,164	993
Foreclosed property expense	–	–
Amortization of intangibles	216	283
Other general, administrative and other expense	2,411	2,673
Total non-interest expenses	8,288	8,249
Net income before taxes	3,232	4,529
Federal income taxes	894	1,285
Federal new markets tax credit	(275)	(250)
Net income before extraordinary items	2,613	3,494
Extraordinary items	–	–
Net income	2,613	3,494

CHARGE-OFFS

Loan charge-offs	641	739
Recoveries on loans	236	593
Net loan charge-offs	405	146

(1)
There were 52,055 shares repurchased at an average price of $32.40 under the plan announced on May 26, 2005. These shares completed the plan, and a new plan was announced on February 21, 2006. There were 22,400 shares repurchased at an average price of $31.01 under the new plan.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 12, 2007 Press Release

	At or For the Three Months Ended
	March 31,
(In thousands, except share data)	2007	2006

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET

Average loans and leases	1,038,231	1,029,689
Average other earning assets	165,717	145,463
Average total earning assets	1,203,948	1,175,152
Average total assets	1,276,845	1,239,280
Average non-interest bearing deposits	91,281	92,543
Average total time deposits	518,041	572,731
Average other interest-bearing deposits	335,003	310,478
Average total interest-bearing deposits	853,044	883,209
Average borrowings	235,717	164,945
Average interest-bearing liabilities	1,088,761	1,048,154
Average preferred equity	–	–
Average common equity	92,052	94,280

ASSET QUALITY AND OTHER DATA

Non-accrual loans	13,226	23,594
Renegotiated loans	–	–
Loans 90+ days past due and still accruing	955	617
Total non-performing loans	14,181	24,211
Other real estate owned	2,699	865
Total non-performing assets	16,880	25,076

ADDITIONAL DATA

1 – 4 family mortgage loans serviced for others	231,460	245,772
Proprietary mutual fund balances	–	–
Fair value of securities held to maturity	1,698	3,799
Full-time equivalent employees	427	430
Total number of full-service banking offices	37	35
Total number of bank and thrift subsidiaries	1	1
Total number of ATMs	42	40

LOANS RECEIVABLE

1 – 4 family residential	225,424	238,247
Home equity	41,007	43,437
Multi-family residential	35,614	38,464
Commercial real estate	419,291	389,034
Construction and land development	58,385	53,962
Commercial and other	157,187	152,401
Consumer	100,847	109,768
Credit cards	2,194	1,975
Loans receivable – gross	1,039,949	1,027,288
Unearned interest	–	–
Loans receivable – net of unearned interest	1,039,949	1,027,288
Allowance for losses on loans	(13,063)	(13,706)
Loans receivable – net (1)	1,026,886	1,013,582

(1)	Does not include mortgage servicing rights.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 12, 2007 Press Release

	At or For the Three Months Ended March 31,
(In thousands, except share data)	2007	2006

SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Transaction accounts
Non-interest bearing	98,534	91,788
Interest-bearing	70,759	72,952
Savings accounts	49,824	60,439
Money market deposit accounts	219,237	190,064
Other core interest-bearing	382,668	431,226
Total core deposit accounts	821,022	849,469
Brokered deposits	42,469	63,189
Non-core interest-bearing	98,296	67,996
Total deposits	961,787	980,654

Yield/average earning assets (fully-taxable equivalent)	7.16%	6.68%
Cost/average earning assets	3.92%	3.20%
Net interest income (fully-taxable equivalent)	3.24%	3.48%

NEW MARKETS TAX CREDIT

Qualified equity investment in Oak Hill Banks Community Development Corp.	20,000	20,000

	Aggregate
	QEI	New Markets Tax Credit
Year	Amount	2006	2007	2008	2009	2010	2011

2004	10,000	500	600	600	600	600
2005	10,000	500	500	600	600	600	600

Totals	20,000	1,000	1,100	1,200	1,200	1,200	600